Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Corporate Income Fund--Intermediate Term Series--51, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-55101 of our opinion dated January 17, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 14, 1996